UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 15, 2007

SCIVANTA MEDICAL CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-27119	22-2436721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Morris Avenue, Spring Lake, New Jersey		07762
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 282-1620

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On March 15, 2007, Scivanta Medical Corporation (“Scivanta” or the “Company”) issued a warrant to purchase 105,000 shares of the Company’s common stock to Lawrence M. Levy and a warrant to purchase 109,000 shares of the Company’s common stock to Anthony Giordano, III. Both Messers. Levy and Giordano were elected to the Company’s Board of Directors on March 15, 2007. See “Section 5 - Corporate Governance and Management: Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

In connection with the issuance to Mr. Levy and Mr. Giordano of warrants to purchase 105,000 and 109,000 shares of common stock, respectively, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2007, the Board of Directors of the Company increased the size of the Board from three directors to five directors and elected Lawrence M. Levy and Anthony Giordano, III to fill the resulting vacancies on the Board. Messers. Levy and Giordano also were appointed to serve on the Audit Committee and on the Compensation Committee of the Board of Directors. Mr. Giordano also was appointed to serve as the Chairman of the Audit Committee of the Board of Directors.

Mr. Levy has been Senior Counsel at Brown Rudnick Berlack Israels LLP, an international law firm, since February 2005 and, for more than 30 years before that, had been a Partner at Brown Rudnick, specializing in corporate and securities law. Mr. Levy is also a member of the Boards of Directors of Hologic, Inc. (NASDAQ: HOLX), a medical device company specializing in digital imaging, Option N.V. of Belgium, a broadband wireless company specializing in data cards, embedded wireless modules, fixed mobile devices and related software and the Facing History and Ourselves National Foundation. Mr. Levy received a B.A. from Yale University and a L.L.B. from Harvard Law School.

Mr. Giordano has served as the Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Central Jersey Bancorp (formerly Monmouth Community Bancorp), since January 1, 2005.  Prior to the consummation of the combination of Monmouth Community Bancorp and Allaire Community Bank on January 1, 2005, he served as an Executive Vice President and the Chief Financial Officer, Treasurer and Secretary of Monmouth Community Bancorp and its bank subsidiary, Monmouth Community Bank, N.A.  Prior to joining Monmouth Community Bank, N.A. in May 1998, Mr. Giordano was employed by PNC Bank (formerly Midlantic Bank), where he served as Real Estate Banking Officer from 1996 to 1998 and Senior Accountant/Financial Analyst from 1994 to 1996.  From 1988 to 1994, Mr. Giordano served in various positions at Shadow Lawn Savings Bank, including Budget and Financial Planning Manager and Financial Analyst.  Mr. Giordano received a M.B.A degree from Monmouth University in 1992 and a B.S. degree in finance from Kean University in 1987.

On March 15, 2007, the Company issued a warrant to purchase 105,000 shares of the Company’s common stock to Mr. Levy as consideration for his service as a member of the Company’s Board of Directors and his service as a member of the Audit Committee and Compensation Committee of the Board of Directors in 2007. The warrant has a five year term and is exercisable at $0.25 per share. The shares of common stock underlying the warrant vest as follows: 6,250 shares vest on March 31, 2007; 6,250 shares vest on June 30, 2007; 6,250 shares vest on September 30, 2007; 26,250 shares vest on December 31, 2007; 20,000 shares vest on December 31, 2008; 20,000 shares vest on December 31, 2009; and 20,000 shares vest on December 31, 2010.

On March 15, 2007, the Company issued a warrant to purchase 109,000 shares of the Company’s common stock to Mr. Giordano as consideration for his service as a member of the Company’s Board of Directors and his service as the Chairman of the Audit Committee and member of the Compensation Committee of the Board of Directors in 2007. The warrant has a five year term and is exercisable at $0.25 per share. The shares of common stock underlying the warrant vest as follows: 7,250 shares vest on March 31, 2007; 7,250 shares vest on June 30, 2007; 7,250 shares vest on September 30, 2007; 27,250 shares vest on December 31, 2007; 20,000 shares vest on December 31, 2008; 20,000 shares vest on December 31, 2009; and 20,000 shares vest on December 31, 2010.

In the event of a change in control of the Company (as defined in the warrants), the warrants issued to Messers. Levy and Giordano become fully vested as of ten days prior to the change in control.

A copy of the press release announcing the appointments of Messers. Levy and Giordano to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.19	Warrant to purchase 105,000 shares of common stock of the Registrant, dated March 15, 2007, issued to Lawrence M. Levy.

10.20	Warrant to purchase 109,000 shares of common stock of the Registrant, dated March 15, 2007, issued to Anthony Giordano, III.

99.1	Press Release re: Scivanta Medical Corporation Announces New Board Members

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIVANTA MEDICAL CORPORATION
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
Chairman of the Board, President and Chief Executive Officer

Date: March 19, 2007

EXHIBIT INDEX

Exhibit
Number	Description

10.19	Warrant to purchase 105,000 shares of common stock of the Registrant, dated March 15, 2007, issued to Lawrence M. Levy.

10.20	Warrant to purchase 109,000 shares of common stock of the Registrant, dated March 15, 2007, issued to Anthony Giordano, III.

99.1	Press Release re: Scivanta Medical Corporation Announces New Board Members.